Exhibit 21

Subsidiary Name	Jurisdiction of Organization
2644 McGavock, LLC	Delaware
300 Broadway, LLC	Delaware
300 Broadway Holdings, LLC	Delaware
300 Broadway MidCo, LLC	Delaware
300 Broadway Operations, Inc.	Delaware
Amphitheater Holdings, LLC	Delaware
Attractions IP, LLC	Delaware
Aurora 10, LLC	Delaware
Aurora Convention Center Hotel, LLC	Delaware
Aurora Convention Center Hotel Investors, LLC	Delaware
Aurora Convention Center Hotel Lessee, LLC	Delaware
Aurora Convention Center Hotel Lessee HoldCo, LLC	Delaware
Block 21 Service Company, LLC	Texas
Category 10 Las Vegas, LLC	Delaware
Category 10 Orlando, LLC	Delaware
Country Music Television International, LLC	Delaware
Cumberland Depot, LLC	Delaware
GN Bond Holdings, LLC	Delaware
GOO Broadway, LLC	Delaware
GOOSPK 1604 Broadway, LLC	New York
GPSI, Inc.	Delaware
Grand Ole Opry, LLC	Delaware
Grand Ole Opry IP, LLC	Delaware
GSD River North, LLC	Delaware
GSD River South, LLC	Delaware
Nashville Riverfront Amphitheater, LLC	Tennessee
RHP Block 21, LLC	Delaware
RHP Block 21 Holdings, LLC	Delaware
RHP Corporate Properties, LLC	Delaware
RHP Creative Group, LLC	Delaware
RHP Finance Corporation	Delaware
RHP High Point Land, LLC	Delaware
RHP Hotel Properties, LP	Delaware
RHP Hotels, LLC	Delaware
RHP N451A Invesco, Inc.	Delaware
RHP Operations AR, LLC	Delaware
RHP Operations DC, LLC	Delaware
RHP Operations GP, LLC	Delaware
RHP Operations GT, LLC	Delaware
RHP Operations Inn at Opryland, LLC	Delaware
RHP Operations NH, LLC	Delaware
RHP Operations OH, LLC	Delaware
RHP Operations SA, LLC	Delaware
RHP Partner, LLC	Delaware
RHP Property AR, LLC	Delaware
RHP Property DC, LLC	Delaware
RHP Property GP, LP	Florida
RHP Property GT, LP	Delaware
RHP Property GT, LLC	Delaware
RHP Property NH, LLC	Maryland
RHP Property SA, LLC	Delaware
RHP Sub Holdings, LLC	Delaware
RHPA Management, LLC	Delaware
RHPAHP, LLC	Delaware
RHPAHO, LLC	Delaware
Ryman Corporate Properties, LLC	Delaware
Ryman Hotel Operations HoldCo, LLC	Delaware
OEG Attractions Holdings, LLC	Delaware
OEG Borrower, LLC	Delaware
OEG Finance, LLC	Delaware
OEG HoldCo, LLC	Delaware
Ole Red Gatlinburg, LLC	Tennessee

Ole Red Holdings, Inc.	Delaware
Ole Red Las Vegas, LLC	Delaware
Ole Red Nashville Airport, LLC	Delaware
Ole Red Orlando, LLC	Delaware
OLH,GP	Tennessee
OLH Holdings, LLC	Delaware
Opry Attractions HoldCo, LLC	Delaware
Opry Entertainment Group Holdings, LLC	Delaware
Opryland Attractions, LLC	Delaware
Opryland Hospitality, LLC	Tennessee
Park Holdings, LLC	Delaware
SE Invesco, LLC	Delaware
SENT Group, LLC	Delaware
Springhouse Golf, LLC	Delaware
Wildhorse Saloon Entertainment Ventures, LLC	Tennessee
WR Invesco, LLC	Delaware
WSM-AM, LLC	Delaware
NCV Holdings, LLC	Delaware